FORUM FUNDS

TRUST INSTRUMENT

AUGUST 29, 1995

AS AMENDED AND RESTATED ON

JUNE 25, 1999, AUGUST 14, 2000, APRIL 14, 2009, DECEMBER 14, 2012, SEPTEMBER 20, 2013, JUNE 9, 2016, SEPTEMBER 8, 2016, and MARCH 19, 2026

FORUM FUNDS

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FORUM FUNDS

This TRUST INSTRUMENT is made by Jennifer Brown-Strabley, Mark D. Moyer, Karen Shaw and David Tucker (the “Trustees”).

WHEREAS, the Trustees desire to continue the Forum Funds (the “Trust”) as a Delaware statutory trust for the investment and reinvestment of funds contributed to the Trust, or a Series thereof;

WHEREAS, this Trust Instrument amends and restates that certain Trust Instrument, dated August 29, 1995, as amended and restated on June 25, 1999, August 14, 2000, April 14, 2009, December 14, 2012, September 20, 2013, June 9, 2016, and September 8, 2016 (the “Existing Trust Instrument”);

NOW THEREFORE, the Trustees do hereby (i) amend and restate the Existing Trust Instrument in its entirety as herein provided, and (ii) declare that all money and property contributed to the Trust, or a Series thereof, shall be held and managed under this Trust Instrument.

ARTICLE I

NAME AND DEFINITIONS

Section 1.01 Name. The name of the trust continued hereby is “Forum Funds.”

Section 1.02 Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

(a) The “1940 Act” means the Investment Company Act of 1940, as amended, and as modified by or interpreted by any applicable order or orders of the Commission, or any rules or regulations adopted by the Commission, or interpretive releases of the Commission or Commission staff thereunder.

(b) The “Advisers Act” means the Investment Advisers Act of 1940, as amended, and as modified by or interpreted by any applicable order or orders of the Commission, or any rules or regulations adopted by the Commission, or interpretive releases of the Commission or Commission staff thereunder.

(c) “Bylaws” means the Bylaws of the trust as adopted by the Trustees, as amended from time to time.

(d) “Class” means any class of Shares established in accordance with the provisions of Article II, Section 2.01 hereof; and any Class of a Series that is or will be listed on an Exchange is an “ETF Class.” Any other Class of a Series is a “Mutual Fund Class.”

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the Internal Revenue Service is the “Service”.

(f) “Commission” has the meaning given it in the 1940 Act. “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the respective meanings given them in the 1940 Act “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act.

(g) “Creation Unit” means the number of ETF Shares in which a Dual Class Series or ETF Series shall issue and redeem ETF Shares, subject to such transaction and other fees as are consistent with the 1940 Act, each as determined from time to time by the Trustees, which determination may be delegated as provided in Article II, Section 2.07 hereof.

(h) “Delaware Act” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as amended.

(i) “Dual Class Series” shall mean any Series for which the Trustees have established and designated both an ETF Class and one or more Mutual Fund Classes.

(j) “ETF Series” shall mean a Series of the Trust, all of the Shares of which are listed on an Exchange.

(k) “ETF Shares” shall mean, as context requires, the Outstanding Shares of an ETF Series or the Outstanding Shares of the ETF Class of a Dual Class Series.

(l) “Exchange” shall mean a national securities exchange, including as defined in Section 2(a)(26) of the 1940 Act or in Section 6 of the “Exchange Act”.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and as modified by or interpreted by any applicable order or orders of the Commission, or any rules or regulations adopted by the Commission, or interpretive releases of the Commission or Commission staff thereunder.

(n) “Federal Securities Laws” shall mean, collectively, the Securities Act, Exchange Act, 1940 Act and Advisers Act.

(o) “Mutual Fund Series” shall mean a Series, none of the Shares of which are listed on an Exchange.

(p) “Mutual Fund Shares” shall mean, as context requires, the Outstanding Shares of a Mutual Fund Series or the Outstanding Shares of the Mutual Fund Class(es) of a Dual Class Series.

(q) “Net Asset Value” means, with respect to each Series, the net asset value of such Series determined in the manner provided in Article IX, Section 9.03 hereof.

(r) “Outstanding Shares” means those Shares shown from time to time in the records of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

(s) “Person” has the meaning given in Section 3801(f) of the Delaware Act.

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(t) “Prospectus” means, for each Series and Class, Part A of the Registration Statement registering Shares of such Series and/or Class.

(u) “Registration Statement” means the registration statement of the Trust on Form N-1A under the 1940 Act as filed under the Securities Act and the 1940 Act, including the relevant Prospectus and SAI, each as amended and/or supplemented from time to time.

(v) “SEC” has the same meaning as Commission.

(w) “Securities Act” means the Securities Act of 1933, as amended, and as modified by or interpreted by any applicable order or orders of the Commission, or any rules or regulations adopted by the Commission, or interpretive releases of the Commission or Commission staff thereunder.

(x) “Series” means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.06 hereof.

(y) “Shareholder” means a record owner of Outstanding Shares of the Trust.

(z) “Shares” means the equal proportionate transferable units of beneficial interest into which the total beneficial interest of each Series of the Trust, and Class thereof as applicable, shall be divided and may include fractions of Shares as well as whole Shares.

(aa) “SAI” means, for each Series and Class, the statement of additional information filed as Part B of the Registration Statement registering Shares of such Series and/or Class.

(bb) “Trust” means Forum Funds, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

(cc) “Trustees” means the Person or Persons who has or have signed this Trust Instrument, so long as he or they shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof; and reference herein to Trustee(s) shall refer to the individual Trustee(s) in their capacity as Trustee(s) hereunder;

(dd) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more Series; provided that assets belonging to a Series shall at all times be considered vested in the Trust as nominee for the applicable Series.

ARTICLE II

BENEFICIAL INTEREST

Section 2.01 Shares Of Beneficial Interest. The beneficial interest in the Trust shall be divided into transferable Shares of one or more separate and distinct Series, and may be further divided into Classes of a Series, as the Trustees shall from time to time create and establish. Each Series shall be designated either as a Mutual Fund Series, an ETF Series or a Dual Class Series; and each Class of a Dual Class Series shall be designated either as a Mutual Fund Class or the ETF Class. The number of Shares of each Series, and Class(es) thereof, authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

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Section 2.02 Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares, and/or 1/1,000th of a Share and/or integral multiples (including Creation Units) thereof, as determined by the Trustees, from time to time, in their sole discretion with respect to each Series and Class.

Section 2.03 Register of Shares and Share Certificates. With respect to Mutual Fund Shares, a register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent, which shall contain the names and addresses of the Shareholders of such Mutual Fund Shares, the number of such Shares (and any Class thereof) held by them respectively, and a record of all transfers thereof. With respect to ETF Shares, a register shall be kept, directly or indirectly, by a Trust agent, such as a transfer, index receipt or similar agent, which shall contain the names and addresses of the Shareholders of such ETF Shares, the number of such Shares held by them respectively, and a record of all transfers thereof. Notwithstanding anything to the contrary herein, the register for ETF Shares may be maintained on or through a global certificate of the Depository Trust Company (“DTC”), Cede & Co., or a similar nominee, which records the ownership only of certain holders of ETF Shares (“ETF Record Holders”) and relies on such ETF Record Holders and their agents to maintain, collectively, the register of beneficial owners of ETF Shares (“ETF Beneficial Holders”). Notwithstanding anything to the contrary herein, with respect to each ETF Series and Dual Class Series, the “register” of the Trust and the “records” of the Trust, to the extent such terms (e.g., Shareholders of record) are used herein, shall include ETF Record Holders and/or ETF Beneficial Holders, as determined by the Trustees in their sole discretion based on, among other considerations, customs of the ETF industry.

No share certificates shall be issued by the Trust, except as the Trustees may otherwise determine from time to time. As to Mutual Fund Shares for which no certificate has been issued, the holders of such Shares, as reflected in the applicable register, shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the transfer agent or other officer or agent of the Trust as shall keep the said register for entry thereon. As to ETF Shares for which no certificate has been issued, ETF Beneficial Holders, as reflected in the applicable register, shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders; provided, however, no ETF Beneficial Holder shall be entitled to receive payment of any dividend or other distribution directly from the Trust, nor to have notice given to him directly by the Trust, as herein or in the Bylaws provided, to the extent he holds ETF Shares, directly or indirectly, through an ETF Record Holder.

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Section 2.04 Transfer of Shares. Except as otherwise provided by the Trustees, Mutual Fund Shares shall be transferable on the records of the Trust only by the record holder thereof, or by his agent thereunto duly authorized in writing, upon delivery to the Trust or the Trust’s transfer agent of a duly executed instrument of transfer and such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, the transfer of such Mutual Fund Shares shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Mutual Fund Shares for all purposes hereunder; and neither the Trust, nor any transfer agent, officer, employee or other agent of the Trust shall be affected by any notice of any transfer.

Except as otherwise provided by the Trustees, ETF Shares held by an ETF Record Holder shall be transferable on the records of the Trust by the ETF Record Holder, or by his agent thereunto duly authorized in writing, upon delivery to the Trust or the Trust’s transfer, index receipt or similar agent of a duly executed instrument of transfer and such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, the transfer of such ETF Shares shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the ETF Record Holder for all purposes hereunder; and neither the Trust, nor any transfer, index receipt or other agent, officer, or employee of the Trust shall be affected by any notice of any transfer. ETF Beneficial Holders shall conclusively be determined, directly or indirectly, by ETF Record Holders or their agents.

Section 2.05 Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.06 Establishment of Series and Classes. The Trust created hereby shall consist of one or more Series and separate and distinct records shall be maintained by the Trust for each Series, and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to: establish and designate, and to change in any manner, any Series or any Class thereof; to fix such preferences, voting powers, rights and privileges of such Series or Class(es) thereof; to divide or combine the Shares of any Series or Class(es) thereof into a greater or lesser number; to classify or reclassify any issued or unissued Shares of any Series or Class(es) thereof into one or more Series or Class(es) of Shares (whether such Shares to be classified or reclassified are issued and outstanding or unissued, and whether such Shares constitute part or all of the Shares of the Trust or a Series or Class thereof); and to take such other action with respect to Shares as the Trustees may deem desirable. The establishment and designation of any Series or any Class thereof, and the relative rights and preferences thereof, shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth, respectively, such establishment and designation and the relative rights and preferences of the Shares. A Series may issue any number of Shares and need not issue shares. At any time that there are no Shares outstanding of any particular Series, the Trustees may by a majority vote abolish that Series.

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All references to Shares in this Trust Instrument shall be deemed to be Outstanding Shares of any or all Series, or Classes thereof, except as the context otherwise requires. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each Class thereof, except as the context otherwise requires.

Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, or Class thereof. Each holder of Shares of a Series, including any Class thereof, shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class, as applicable. Upon redemption of his Shares, such Shareholder shall be paid solely out of the assets belonging to such Series of the Trust.

Section 2.07 Investment in the Trust. The Trustees shall accept investments in any Series of the Trust from such Persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in any form authorized by the Trustees, including cash and/or securities in which the affected Series is authorized to invest, valued as provided in Article IX, Section 9.03 hereof. Investments in a Series shall be credited to a Shareholder’s account in the applicable register of the Trust, which will be kept as described in this Article II, Section 2.03, in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution and (b) impose a sales charge upon purchases of Shares in such manner and at such time determined by the Trustees.

Notwithstanding anything contained herein to the contrary, in connection with the issuance and redemption of Creation Units, the Trustees in their sole discretion may determine to charge transaction or similar fees and, without vote or consent of the Shareholders, alter the number of Shares constituting a Creation Unit and/or the transaction or similar fees associated with transactions in Creation Units. Without limiting the general authority of the Trustees under this Trust Instrument and the Delaware Act to delegate its authority, the authority of the Trustees under this paragraph with respect to the establishing and altering of the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or the investment adviser of the applicable Series or otherwise as the Trustees consider desirable.

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Section 2.08. Assets and Liabilities of Series and Classes. All consideration received by the Trust on behalf of a Series, including any Class thereof, for the issue or sale of Shares of a particular Series, including any Class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series, or any one or more Classes thereof, in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities allocated solely to a particular Class of Shares shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series, or any one or more Classes thereof, in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes thereof for all purposes. Without limitation of the foregoing provisions of this Section 2.08, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, changes or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustees’ sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any Person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 2.09 No Preemptive Rights. Shareholders shall have no preference, preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

Section 2.10 No Personal Liability of Shareholder. No Shareholder of the Trust or of any Series shall be personally liable for the debts, liabilities, obligation and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

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Section 2.11 Assent to Trust Instrument. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

ARTICLE III

THE TRUSTEES

Section 3.01 Management of the Trust. The business and affairs of the Trust and each Series shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and each Series and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust and any Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Shareholders shall not be entitled to elect Trustees, except as required by the Federal Securities Laws or under this Trust Instrument. Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders’ meeting for the election of Trustees.

Section 3.02 Continuing Trustees. The Trustees as of the date hereof shall be the Persons signing this Trust Instrument.

Section 3.03 Term of Office. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided, except: (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares.

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Section 3.04 Vacancies and Appointments. In case of a Trustee’s resignation pursuant to Section 3.03(a), retirement pursuant to 3.03(c) or removal pursuant to 3.03(b) or (d), or an increase in the number of Trustees, a vacancy shall occur. Until such vacancy is filled, the other Trustees shall have all the powers hereunder. In the case of a vacancy, the remaining Trustees may fill such vacancy by appointing such other Person as they in their discretion shall see fit, consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect, or be effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this trust, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and (s)he shall be deemed a Trustee hereunder.

Section 3.05 Temporary Absence. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

Section 3.06 Number of Trustees. The number of Trustees shall be at least three (3), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be more than twelve (12).

Section 3.07 Effect of Ending of a Trustee’s Service. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.08 Ownership of Assets of the Trust. The assets of the Trust and assets belonging to each Series shall be held separate and apart from any assets now or hereafter held in any capacity by any of the Trustees or any successor Trustees. Legal title in all of the assets of the Trust or assets belonging to a Series, and the right to conduct any business shall at all times be considered as vested in the Trust on its behalf or on behalf of a related Series, except that the Trustees may cause legal title to any Trust Property or assets belonging to a Series to be held by, or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any Person as nominee, on such terms as the Trustees may determine. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any Series, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or one or more Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument.

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ARTICLE IV

POWERS OF THE TRUSTEES

Section 4.01 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or the Bylaws of the Trust, the Trustees shall have the power and authority, without limitation:

(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust or assets belonging to a Series;

(b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(c) To enter into derivatives transactions and borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property or assets belonging to a Series; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property or assets belonging to a Series;

(d) To provide for the distribution of Shares either through one or more distributors, principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind, and to arrange for the listing and trading of ETF Shares on one or more Exchanges;

(e) To adopt Bylaws not inconsistent with this Trust Instrument, providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Trust Instrument as part of the “governing instrument” within the meaning of the Delaware Act;

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(f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(g) To employ one or more banks, trust companies or companies that are members of an Exchange or such other entities as the Commission may permit as custodians of any assets of the Trust or assets belonging to a Series, subject to any conditions set forth in this Trust Instrument or in the Bylaws;

(h) To retain, without limitation, as applicable for a Series, a transfer, index receipt or similar agent (which in the case of ETF Shares may be DTC or the like), Shareholder servicing agent, dividend (disbursing) agent, securities lending agent, accounting agent, auditors, counsel, market maker, Exchange specialists, and an intraday indicative value calculation agent of the ETF Series, among others;

(i) To set record dates in the manner provided herein or in the Bylaws;

(j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, custodian, underwriter or other agent or independent contractor;

(k) To sell or exchange any or all of the assets of the Trust or assets belonging to any Series, subject to the provisions of Article XI;

(l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

(o) To establish and terminate separate and distinct Series, with separately defined investment objectives and policies and distinct investment purposes, in accordance with the provisions of Article II hereof, and to establish Classes of such Series, having relative rights, powers and duties as they may provide consistent with applicable law;

(p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or Class(es) or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series, as provided for in Article II hereof;

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(q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any Series or in any matter in controversy including, but not limited to, claims for taxes;

(s) To make distributions of income and of capital gains to Shareholders in the manner provided herein;

(t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(v) To interpret the investment policies, practices or limitations of any Series;

(w) To establish a registered office and have a registered agent in the state of Delaware;

(x) To purchase and pay for out of Trust Property or the assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust or assets belonging to such Series, as the case may be, and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust or such Series (including the investment adviser of such Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust or such Series would have the power to indemnify such Person against such claim, or to otherwise indemnify such Persons, out of Trust Property or the assets belonging to such Series, to the fullest extent permitted by this Trust Instrument and the Delaware Act; and

(y) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

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The foregoing clauses shall be construed as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.02 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

Section 4.03 Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such Person in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

Section 4.04 Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called and held in person, by videoconference or telephone, or without a meeting by written consent of a majority of Trustees (or such greater number as may be required by applicable law), provided a quorum of Trustees participate, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. For these purposes, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by a Trustee or an officer of the Trust. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, facsimile or other electronic mechanism directed to him at the telephone number or electronic address furnished to the Trust by the Trustee at least twelve (12) hours in advance of the meeting or by written notice mailed to his home or business address at least twenty-four (24) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted entirely by videoconference or telephone shall be deemed to take place at the principal office of the Trust, as determined by the Bylaws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number the authority to approve particular matters or take particular actions on behalf of the Trust. Written consents and waivers of the Trustees may be executed in two or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by facsimile or other similar electronic mechanism.

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Section 4.05 Chairman of the Board of Trustees. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. When present, the Chairman shall preside at all meetings of the Trustees, unless the Chairman shall appoint another Trustee or officer of the Trust to preside at any such meeting or portion thereof. The Chairman may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

Section 4.06 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust or assets belonging to a Series to, any Trustee or officer of the Trust or any firm or other entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such Person; and the Trust may employ any such Person, or firm or company or other entity in which such Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.07 Duties of Trustees. Except for any duties imposed by mandatory provisions of applicable law, including the 1940 Act, and except as expressly stated herein, no Trustee or officer of the Trust shall owe a duty of any kind, including, without limitation, any common law fiduciary duty, to the Trust, any Series, any Class, the Shareholders, another Trustee or any other Person; provided that the foregoing shall not eliminate a Trustee’s implied covenant of good faith and fair dealing. To the extent that, at law (statutory or common) or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class thereof, to the Shareholders or to any other Person, a Trustee acting under this Trust Instrument shall not be liable to the Trust, to any Series, to any Class, to the Shareholders or to any other Person for his or her good faith reliance on the provisions of this Trust Instrument. The provisions of this Trust Instrument, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other Persons affected by this Trust Instrument to replace such other duties and liabilities of such Trustees.

Section 4.08 Litigation. To the maximum extent permitted by law, the Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or such Series or arising out of or relating to the Trustees’ service to the Trust or such Series, and, out of Trust Property or assets belonging to the related Series, to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith by the Trust or such Series, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a Shareholder in its own name or in the name of the Trust or the Series, whether or not the Trust or Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or Series. To the maximum extent permitted by law, any exercise of the power described herein shall be final, binding on all parties (including Shareholders), and judicially unreviewable.

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ARTICLE V

EXPENSES OF THE TRUST

Subject to the provisions of Article II, Section 2.08 hereof, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation: interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; expenses associated with listing ETF Shares on an Exchange; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodian, transfer agent, fund accountant, and other service providers; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining corporate existence; costs of preparing and printing the Trust’s Prospectuses, statements of additional information and shareholder reports and delivering them to existing Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust; costs of Trustee meetings; SEC registration fees and related expenses; state or foreign securities laws registration fees and related expenses and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets belonging to each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses. Notwithstanding anything to the contrary herein, a Series’ investment adviser, distributor or other service provider may assume responsibility for paying any or all of the Series' fees and expenses, whether under the investment advisory agreement, other writing or voluntarily, as deemed appropriate by the Trustees in their sole discretion.

ARTICLE VI

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER,
ADMINISTRATOR AND TRANSFER AGENT

Section 6.01 Investment Adviser. Subject to a Majority Shareholder Vote when required by law, the Trustees may in their discretion, from time to time, enter into an investment advisory contract or contracts on behalf of the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such investment advisory, statistical and research facilities and services and such other facilities and services, if any, all upon such terms and conditions as may be prescribed in the Bylaws, or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws). Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and/or other instruments, and may authorize any Trust officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

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The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws). Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 6.02 Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws); and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

Section 6.03 Administration. The Trustees may in their discretion from time to time enter into one or more management or administrative contracts whereby the other party or parties shall undertake to furnish the Trustees with management or administrative services. The contract or contracts shall be on such terms and conditions as may be prescribed in the Bylaws or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws).

Section 6.04 Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer, index receipt and/or similar agency, sub-transfer agency, and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with such services. The contract or contracts shall be on such terms and conditions as may be prescribed in the Bylaws or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument or of the Bylaws).

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Section 6.05 Parties to Contract. Except to the extent prohibited by applicable law, any contract of the character described in this Article VI or any contract of the character described in Article VIII hereof may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, manager, Shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any Person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the Bylaws. Except to the extent prohibited by applicable law, the same Person may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 6.05.

Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series or Class thereof with any service provider or other contractor, including without limitation any third-party beneficiary rights, except as set forth explicitly in such contract or agreement.

Section 6.06 Provisions and Amendments. Any contract entered into pursuant to Sections 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act, if applicable, or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, or the method of authorization and approval of such contract or renewal thereof; and no amendment to any contract entered into pursuant to Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission or guidance provided by the Commission staff.

ARTICLE VII
SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 7.01 Voting Powers. The Shareholders shall have power to vote only (a) for the election of Trustees as provided in Article III, Section 3.01 hereof, (b) for the removal of Trustees as provided in Article III, Section 3.03(d) hereof, (c) with respect to any investment advisory contract as provided in Article VI, Sections 6.01 and 6.06 hereof if required by applicable law, and (d) with respect to such additional matters relating to the Trust or the applicable Series as either may be required by law, this Trust Instrument, the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, or Class(es) thereof, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series, or Class(es) thereof; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, or Class(es) thereof, then the Shareholders of all such Series, or Class(es) thereof, shall be entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the Trustees may determine that a matter affects only the interests of one or more Classes of a Series, in which case any such matter shall be voted on by such Class or Classes. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or the Bylaws to be taken by Shareholders.

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Section 7.02 Meetings. Meetings may be held within or without the State of Delaware. Special meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the Outstanding Shares entitled to vote at the applicable meeting. Whenever ten (10) or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Notice shall be sent, by First Class Mail or such other means determined by the Trustees, at least 15 days prior to any such meeting.

Section 7.03 Quorum and Required Vote. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Trust Instrument permits or requires that holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then one-third of the aggregate number of Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument or the Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of such Series (or Class), voted on the matter in person or by proxy shall decide that matter insofar as such Series (or Class) is concerned. Shareholders may act by unanimous written consent. Actions taken by such Series (or Class) may be consented to unanimously in writing by Shareholders of such Series (or Class).

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ARTICLE VIII
CUSTODIAN

Section 8.01 Appointment and Duties. With respect to each Series, the Trustees shall at all times place and maintain the securities and other investments thereof with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things: (a) to hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt, on behalf of the Trust or any Series, for money paid or any moneys due to the Trust or such Series and deposit the same in its own banking department or elsewhere as directed by the Trustees, (c) to disburse such funds upon valid instructions, orders or vouchers and (d) to employ one or more sub-custodians.

Section 8.02 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or any Series in a system for the central handling of securities established by an Exchange or a national securities association registered with the Commission under the Exchange Act, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust (on behalf of itself or the related Series), or its custodians, sub-custodians or other agents.

ARTICLE IX
DISTRIBUTIONS AND REDEMPTIONS

Section 9.01 Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series fixed as provided in Subsection 9.01(b) hereof.

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Section 9.02 Redemptions.

(a) With respect to Mutual Fund Shares, in case any Shareholder desires to dispose of Shares, the Shareholder may deposit at the office of the transfer or other authorized agent a written request or such other form of request as the Trustees or officers of the Trust may from time to time authorize, requesting that the Series purchase (i.e., redeem) the Shares in accordance with this Section 9.02; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase said Shares, at the Net Asset Value per Share thereof (as described in Section 9.03 of this Article IX). The Series shall make payment for any Shares redeemed, minus any applicable contingent deferred sales charges or other redemption fees and expenses, in cash or property from the assets of that Series and payment for such Shares shall be made to the Shareholder within seven (7) days, or such other period as permitted by the Commission or the 1940 Act, after the date upon which the redemption request in proper form is received by the Trust or authorized agent. Upon redemption, such Shares shall cease to be Outstanding Shares and shall be instead Treasury shares, subject to re-issuance from time to time.

(b) With respect to any ETF Shares, in case any Shareholder desires to dispose of Shares, the Shareholder may deposit at the office of the transfer, index receipt or similar agent, a written request or such other form of request as the Trustees or officers of the Trust may from time to time authorize, requesting that the Trust purchase (i.e., redeem) the Shares in accordance with this Section 9.02; and the Shareholder so requesting shall be entitled to require the applicable ETF Series or Dual Class Series to purchase, and the Series shall purchase, said Shares at the Net Asset Value per Share thereof (as described in Section 9.03 of this Article IX), if the Shareholder tenders one or more whole Creation Units of Shares, and the Shareholder has complied with such other procedures as have been established for the redemption of such ETF Shares, including, to the extent required by the Trustees, that the Shareholder be an ETF Record Holder. The Series shall make payment for any Shares redeemed, minus any applicable transaction or similar fees, in cash and/or property from the assets belonging to that Series; and the payment for such Shares shall be made to the Shareholder within seven (7) days, or such other period as permitted by the Commission or the 1940 Act.

Section 9.03 Determination of Net Asset Value and Valuation of Portfolio Assets.

(a) The term “Net Asset Value” of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to investments for which market quotations are readily available, at the market value of such investments; and with respect to other investments, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of fair valuing investments insofar as permitted under the 1940 Act. The Trustees may designate the investment adviser as having any of their powers and duties under this Section 9.03 with respect to fair valuation of investments. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the number of Outstanding Shares of that Series at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series, except to the extent that a Series has multiple Classes, the Net Asset Value per Share of each Class shall reflect such fees and expenses as the Trustees in their discretion have determined shall be charged to such Class. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

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(b) For any ETF Shares sold or redeemed at a Net Asset Value per Share that is subsequently determined not to have been calculated in accordance with the applicable methods and procedures established by the Trustees (“Initial Net Asset Value per Share”), and the Trustees determine to reprocess such sales and redemptions at the Net Asset Value per Share calculated in accordance with the applicable methods and procedures established by the Trustees (“Final Net Asset Value per Share”), the Trust, Series or Class, as the case may be, shall have no liability, based on any difference between the Initial Net Asset Value per Share and the Final Net Asset Value per Share, to any Shareholder who is not an ETF Record Holder.

(c) If any Series seeks to operate in substantial compliance with Rule 2a-7 under the 1940 Act, the Trustees shall amend this Trust Instrument as they determine to be necessary or appropriate, upon the advice of counsel, for the operation of such Series.

Section 9.04 Suspension of the Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided into Classes, the provisions of this Section 9.04, as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class.

Section 9.05 Redemption of Shares in Order to Qualify as Regulated Investment Company.

(a) The Trustees may require Shareholders to redeem Shares of any Series for any reason under terms set by the Trustees, including, but not limited to, (i) the failure of a Shareholder to supply a tax identification or similar number if requested to do so, including to facilitate the Trust’s or any Series’ compliance with applicable law or regulation; (ii) the failure of a Shareholder to pay when due for the purchase of Shares issued to them; (iii) the failure to maintain a minimum account balance as may be established by the Trustees; (iv) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of the Trust or any Series or Class; (v) the direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder or group of Shareholders to an extent that would disqualify any Series as a regulated investment company under the Code; or (vi) if a Shareholder fails to meet or maintain the qualifications for ownership of Shares of a particular Series or Class. The redemption shall be effected at the redemption price and in the manner provided in this Article IX.

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The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

ARTICLE X
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 10.01 Limitation of Liability. To the maximum extent permitted by law, all Persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust’s officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust, or any Series or Class thereof, shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have acted in good faith, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser, principal underwriter or independent contractor of the Trust or any Series, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust, a Series or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 10.02 Indemnification.

(a) Subject to the exceptions and limitations contained in Subsection 10.02(b):

(i) every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, investigation, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

(ii) the words “claim,” “action,” “investigation,” “suit,” or “proceeding” shall apply to all claims, actions, investigations, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

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(b) No indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

(ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and other Persons, other than Covered Persons, may be entitled by contract or otherwise under law.

(d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in Subsection 10.02(a) of this Section 10.02 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 10.02; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under Section 10.02.

Section 10.03 Shareholders. In case any Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets belonging to the Series.

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ARTICLE XI
MISCELLANEOUS

Section 11.01 Trust Not A Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust officers or any Shareholder. All Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets belonging to the appropriate Series or of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 11.02 Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.01 of this Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X hereof and Section 11.01 of this Article XI, shall be fully and completely justified, protected and under no liability with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of any expert, or upon reports made or advice given to the Trust or any Series by any Trustee or any of its officers, employees or service providers selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the Person rendering such report or advice may also be a Trustee, officer or employee of the Trust or any Series. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 11.03 Establishment of Record Dates. The Trustees may close the Share record books of the Trust for a period not exceeding 120 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 120 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares; and in such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the records of the Trust after any such record date fixed as aforesaid.

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Section 11.04A Termination of the Trust; Termination of Series Established on or Prior to May 1, 1999 or Classes thereof.

(a) This Trust shall continue without limitation of time but subject to the provisions of Subsection 11.04A(b).

(b) For Series established on or prior to May 1, 1999 or Classes thereof, the Trustees may, subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, and subject to a vote of a majority of the Trustees,

(i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any state, commonwealth, possession or colony of the United States which trust, partnership, association or corporation is an open-end management investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

(ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any Series.

Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (and Class) ratably among the holders of Shares thereof.

(c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Subsection 11.04A(b), the Trust or any affected Series shall terminate. Upon such termination, the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder, and the right, title and interest of all parties with respect to the Trust or Series shall be cancelled and discharged.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

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Section 11.04B Termination of Series Established After May 1, 1999 or Classes thereof.

For Series established after May 1, 1999 or Classes thereof:

(a) Each Series or Class thereof shall continue without limitation of time but subject to the provisions of this Section 11.04B(b). The Trustees may provide that any Series or Class thereof shall have a limited life and shall automatically terminate as determined by the Trustees.

(b) The Trustees may determine to terminate the operations of any Series or Class thereof. After such determination, the Trustees may require the redemption of all Shares of such Series or Class or take such other action as they deem necessary in order to eliminate all Outstanding Shares of that Series or Class, as the case may be.

(c) The Trustees may at any time, in contemplation of the termination a Series: (i) sell and convey all or any portion of the assets of the affected Series to another Person organized under the laws of any jurisdiction, or to a separate series of shares thereof, for adequate consideration, which may include the assumption of all outstanding and contingent liabilities of any affected Series, and which may include shares of beneficial interest, stock or other ownership interest of such Person or series thereof; or (ii) sell and convert into money all or any portion of the assets of any affected Series. Upon paying or making reasonable provision for the payment of all known liabilities any affected Series, the Trustees shall distribute the remaining assets (as the case may be) ratably among the Shareholders of the affected Series, subject to Section 2.08 and the preferences, rights and privileges of each Class of the Series.

(d) At any time that there are no Outstanding Shares of a Series or a Class, the Trustees may abolish the Series or Class, as applicable, and, if applicable, the establishment and designation thereof.

(e) Upon completion of the distribution of the remaining assets belonging to a Series, as provided in Subsection 11.04B(c), any affected Series shall terminate. Upon the abolishment of a Series or a Class as provided in Subsection 11.04B(d), such Series or a Class, as applicable, shall terminate. Upon such termination, the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder, and the right, title and interest of all parties with respect to the Series or Class shall be canceled and discharged.

(f) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 11.05 Reorganization of the Trust.

(a) Notwithstanding anything else herein, the Trustees, in order to change the form of organization of the Trust, may, without prior Shareholder approval, (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations or corporations so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under that Act and which is formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and signatures conveyed by electronic or telecommunication means shall be valid.

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(b) For Series established on or before May 1, 1999, and notwithstanding anything else in this Trust Instrument, the Trustees, may, upon Majority Shareholder Vote of each Series affected by the matter (i) cause any such Series to merge or consolidate with or into one or more entities, if the surviving or resulting entity is another company registered as an open-end, management investment company under the 1940 Act, or a series thereof and (ii) cause any or all Shares of a Series to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.

(c) For Series established after May 1, 1999, and notwithstanding anything else in this Trust Instrument, the Trustees may (i) cause any such Series or Class to merge or consolidate with or into one or more entities, if the surviving or resulting entity is another company registered as an open-end, management investment company under the 1940 Act, or a series or class thereof and (ii) cause any or all Shares of a Series or Class to be exchanged under or pursuant to any state or federal statute, to the extent permitted by law.

(d) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 11.06 Filing of Copies, References, Headings. The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust or a Series may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust or such Series hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Instrument, as amended or supplemented. Except as required by applicable law, no other documents, statements or information, such as the Trust’s Registration Statement, as amended from time to time, modify the provisions of this Trust Instrument and shall not give rise to any rights or duties hereunder. To the maximum extent permitted by law, the Trust’s public filings, including its Registration Statement, as amended and supplemented, shall not give rise to any contractual or other types of rights or duties, but such documents may expressly describe any rights or duties.

All expressions like “his”, “he” and “him”, shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

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Section 11.07 Applicable Law. The Trust, any Series, and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, any Series, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Act or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. Without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by a statutory trust under the Delaware Act. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by such trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.08 Amendments. Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument. Shareholders shall have the right to vote (a) on any amendment which would affect their right to vote granted in Section 7.01 of Article VII hereof, (b) on any amendment to this Section 11.08, (c) on any amendment as may be required by law or by the Trust’s Registration Statement filed with the Commission and (d) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

Section 11.09 Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust; provided, further, however, that the fiscal year of any Series shall be determined by the Trustees and may be different from the fiscal year of the Trust.

Section 11.10 Provisions in Conflict With Law. The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of this Trust Instrument.

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Section 11.11 Electronic Transactions. If this Trust Instrument, the Bylaws, the Delaware Act or any other law requires a record or signature (as such terms are defined in § 12A-102 of the Uniform Electronic Transactions Act of the State of Delaware) to be written or in writing, an electronic record or electronic signature, as the case may be, satisfies such requirement.

Section 11.12 Delaware Courts. Unless the Trustees consent in writing to the selection of an alternative forum, any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares, seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Trust Instrument or the Trust, or any Series or Class thereof, including without limitation any claim of any nature against the Trust, or any Series or Class thereof, the Trustees or officers of the Trust, or a service provider shall be brought exclusively in the Delaware Court of Chancery, to the extent that court has subject matter jurisdiction over the action or claims asserted and otherwise in the courts of the State of Delaware to the extent there is subject matter jurisdiction in those courts for the claims asserted. Any Person purchasing or otherwise acquiring any interest in the Shares shall be deemed to have notice of and consented to the provisions of this Section 11.12.

Section 11.13 Derivative Actions.

(a) To the maximum extent permitted by law, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. To the maximum extent permitted by law, such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that (i) such demand is not likely to succeed, and (ii) irreparable nonmonetary injury to the Trust, or Series or Class thereof, that the plaintiff could not reasonably have prevented would otherwise result. To the maximum extent permitted by law, for purposes of this Article XI, Section 11.13, a demand on the Trustees shall only be deemed not likely to succeed if a majority of the Trustees, or a majority of any committee established to consider the merits of the action, are Interested Persons. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. Such demand shall also be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated to any other complaining Shareholder executing such demand. The Trustees shall consider such demand within a time frame that the Trustees in their discretion consider reasonable and appropriate. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust, or a Series or Class thereof, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders, and judicially unreviewable.

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(b) To the maximum extent permitted by law, no Shareholder (or group of Shareholders) may bring or maintain a direct action or claim claiming injury as a Shareholder (or Shareholders) of the Trust, or any Series or Class thereof, when the matters alleged (if true) would give rise to a claim by the Trust, or by the Trust on behalf of a Series or Class thereof, or the Trustees, other than a direct action or claim that the Shareholder (or group of Shareholders) has suffered an injury distinct from that suffered by Shareholders of the Trust, or the Series or a Class thereof, generally, unless the Shareholder (or group of Shareholders) has obtained authorization from the Trustees to bring the action or claim. Further, to the maximum extent permitted by law, no Shareholder (or group of Shareholders) may bring or maintain a direct action or claim against the Trust, any Series or Class thereof, or the Trustees, predicated upon an express or implied right of action under this Trust Instrument or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act); nor shall any Shareholder (or group of Shareholders) who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action or claim, unless the Shareholder (or group of Shareholders) has obtained authorization from the Trustees to bring the action or claim. To the maximum extent permitted by law, the requirement of auhorization under this paragraph shall not be execused under any circumstances (excepting rights of action permitted under Section 36(b) of the 1940 Act), including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed action, proceeding or claim and the essential facts relied upon by the Shareholder (or group of Shareholders) to support the allegations made in the request. The Trustees shall consider such request within a time frame that the Trustees in their discretion consider reasonable and appropriate. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust, or Series or Class thereof, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholder (or group of Shareholders).

A Shareholder bringing a direct action or claim must be a Shareholder of the Series or Class thereof to which the direct action or claim relates at the time of the injury complained of, or acquire the Shares afterwards by operation of law from a Person who was a Shareholder at that time.

(c) To the maximum extent permitted by law, each Shareholder acknowledges and agrees that any alleged injury to Trust Property or assets belonging to a Series, as the case may be, any diminution in the value of the Shareholder’s Shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or a service provider is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders agree to bring any and all such claims pursuant only to the provisions of this Article XI, Section 11.13.

(d) In addition to satisfying the requirements set forth in this Trust Instrument and any requirements applicable to shareholders of Delaware statutory trusts that are not inconsistent with the terms of this Trust Instrument, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

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(i) A Shareholder or Shareholders eligible to bring such derivative action must collectively hold Shares representing ten percent (10%) or more of all Shares issued and outstanding or of the Series or Classes thereof to which such action relates, if it does not relate to all Series and Classes thereof; and

(ii) The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholder (or Shareholders) making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

(e) For purposes of this Article XI, Section 11.13, the Trustees may designate a committee to consider a Shareholder demand. Such committee shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholder (or Shareholders) making such request to reimburse the Trust for the expense of any such advisers in the event that the committee determines not to bring such action.

IN WITNESS WHEREOF, the undersigned, being all of Trustees of the Trust, have executed this instrument as of date first written above.

/s/ Jennifer Brown-Strabley
Jennifer Brown-Strabley, as Trustee and not individually

/s/ Mark D. Moyer
Mark D. Moyer, as Trustee and not individually

/s/ Karen Shaw
Karen Shaw, as Trustee
and not individually

/s/ David Tucker
David Tucker, as Trustee
and not individually

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